EXHIBIT 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	Gary Cavano
	216.689.0520		216.689.0517

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom:	www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2004 EARNINGS

•	EPS of $0.59 for the first quarter vs. $0.51 for the year-ago quarter

•	Noninterest income up 9% from the year-ago quarter

•	Continued improvement in asset quality

•	Strong expense discipline

•	Strong capital position; 8 million shares repurchased

CLEVELAND, April 15, 2004 – KeyCorp (NYSE: KEY) today announced first quarter net income of $250 million, or $0.59 per diluted common share. These results compare with net income of $217 million, or $0.51 per share, for the first quarter of 2003.

     “I am very pleased with our first quarter results,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Relative to the year-ago quarter, revenue grew, expenses were stable and asset quality improved significantly.

     “We are particularly pleased with the improved performance of Key’s market-sensitive businesses, including trust and investment services, and principal investing. These businesses contributed to a 9% increase in total noninterest income from that reported one year ago. They have benefited not only from strengthening equity markets, but also from the integration of our banking, investments and trust businesses, and our focus on targeted client segments.

     “The improvement in asset quality continues a trend that has been in place for well over a year. Nonperforming loans fell for the sixth consecutive quarter, and net loan charge-offs declined to their lowest level since the first quarter of 2001.

     “We are committed to enhancing shareholder value through effective capital management. In that regard, during the first quarter, Key increased its quarterly dividend and repurchased 8 million of its common shares.

     “We expect earnings to be in the range of $0.54 to $0.59 per share for the second quarter of 2004 and $2.30 to $2.45 per share for the full year.”

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income was $685 million for the first quarter of 2004, compared with $703 million for the year-ago quarter. A 12 basis point reduction in Key’s net interest margin drove the decrease, as the level of Key’s average earning assets was essentially unchanged. Declines in commercial real estate lending and indirect automobile lease financing were offset by the growth in commercial lease financing and home equity lending.

     Key’s noninterest income was $431 million for the first quarter of 2004, up from $397 million for the first three months of 2003. Stronger financial markets contributed to a $14 million increase in income from trust and investment services. In addition, Key recorded net gains of $10 million from principal investing in the first quarter of 2004, compared with net losses of $3 million for the year-ago quarter. Noninterest income also benefited from a $14 million decrease in losses incurred on the residual values of leased vehicles and equipment, and a $10 million increase in net gains from loan sales. These positive results were partially offset by lower income from trading activities and from service charges on deposit accounts.

     Noninterest expense was $659 million for the first quarter of 2004 and essentially unchanged from the same period last year. Higher personnel expense resulting from an increase in incentive compensation accruals was offset by declines in most of the other major components of noninterest expense.

ASSET QUALITY

     Key’s provision for loan losses was $81 million for the first quarter of 2004, down from $123 million for the fourth quarter of 2003 and $130 million for the year-ago quarter.

     Net loan charge-offs for the quarter totaled $111 million, or 0.71% of average loans, compared with $123 million, or 0.78%, for the previous quarter and $161 million, or 1.04%, for the same period last year.

     During the first quarter of 2004, Key’s nonperforming loans decreased by $107 million to $587 million, primarily due to reductions in the structured finance, large corporate, commercial lease financing and healthcare portfolios. Nonperforming loans represented 0.94% of loans outstanding at March 31, 2004, down from 1.11% at December 31, 2003, and 1.44% at March 31, 2003.

     Key’s allowance for loan losses stood at $1.3 billion, or 2.09% of loans outstanding at March 31, 2004, compared with $1.4 billion, or 2.24% at December 31, 2003, and $1.4 billion, or 2.27% at March 31, 2003. At March 31, 2004, the allowance for loan losses represented 222% of nonperforming loans, compared with 203% at December 31, 2003, and 157% a year ago. During the first quarter of 2004, Key reclassified $70 million of its allowance for loan losses to a separate allowance for probable credit losses inherent in lending-related commitments. First quarter earnings and prior period balances were not affected by this reclassification. The separate allowance is included in “accrued expenses and other liabilities” on the balance sheet.

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2004. In addition, Key’s tangible equity to tangible assets ratio was 6.98% at quarter end, compared with 6.94% at December 31, 2003, and 6.71% at March 31, 2003.

     Key’s strong capital position provides the company with the flexibility to take advantage of future investment opportunities and to repurchase shares when appropriate. During the first quarter of 2004, Key repurchased 8 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. At March 31, 2004, there were 13 million shares remaining for repurchase under that authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	1Q04	4Q03	3Q03	2Q03	1Q03
Shares outstanding at beginning of period	416,494	419,266	421,074	422,783	423,944
Issuance of shares under employee benefit and dividend reinvestment plans	3,659	1,228	692	1,291	839
Repurchase of common shares	(8,000)	(4,000)	(2,500)	(3,000)	(2,000)

Shares outstanding at end of period	412,153	416,494	419,266	421,074	422,783

LINE OF BUSINESS RESULTS

     The following table summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 1Q04 vs.
dollars in millions	1Q04	4Q03	1Q03	4Q03	1Q03
Revenue (taxable equivalent)
Consumer Banking	$572	$576	$572	(.7)%	—%
Corporate and Investment Banking	369	402	363	(8.2)	1.7
Investment Management Services	203	210	186	(3.3)	9.1
Other Segments	4	9	2	(55.6)	100.0

Total segments	1,148	1,197	1,123	(4.1)	2.2
Reconciling Items	(32)	(38)	(23)	15.8	(39.1)

Total	$1,116	$1,159	$1,100	(3.7)	1.5

Net income (loss)
Consumer Banking	$109	$95	$100	14.7%	9.0%
Corporate and Investment Banking	115	106	95	8.5	21.1
Investment Management Services	32	27	16	18.5	100.0
Other Segments	7	12	7	(41.7)	—

Total segments	263	240	218	9.6	20.6
Reconciling Items	(13)	(6)	(1)	(116.7)	N/M

Total	$250	$234	$217	6.8	15.2

N/M = Not Meaningful

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Consumer Banking

				Percent change 1Q04 vs.
dollars in millions	1Q04	4Q03	1Q03	4Q03	1Q03
Summary of operations
Net interest income (TE)	$446	$452	$454	(1.3)%	(1.8)%
Noninterest income	126	124	118	1.6	6.8

Total revenue (TE)	572	576	572	(.7)	—
Provision for loan losses	59	68	78	(13.2)	(24.4)
Noninterest expense	338	356	334	(5.1)	1.2

Income before income taxes (TE)	175	152	160	15.1	9.4
Allocated income taxes and TE adjustments	66	57	60	15.8	10.0

Net income	$109	$95	$100	14.7	9.0

Percent of consolidated net income	44%	41%	46%	N/A	N/A
Average balances
Loans	$29,736	$29,244	$28,576	1.7%	4.1%
Total assets	32,217	31,729	31,065	1.5	3.7
Deposits	34,739	35,003	34,401	(.8)	1.0

TE = Taxable Equivalent, N/A = Not Applicable

Additional Consumer Banking Data				Percent change 1Q04 vs.
dollars in millions	1Q04	4Q03	1Q03	4Q03	1Q03
Average deposits outstanding
Noninterest-bearing	$5,519	$5,722	$5,335	(3.5)%	3.4%
Money market deposit accounts and other savings	15,672	15,672	14,547	—	7.7
Time	13,548	13,609	14,519	(.4)	(6.7)

Total deposits	$34,739	$35,003	$34,401	(.8)	1.0

Home equity loans
Retail Banking and Small Business:
Average balance	$8,412	$8,340	$7,663
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	59	59	53
National Home Equity:
Average balance	$5,067	$5,193	$5,005
Average loan-to-value ratio	73%	74%	78%
Percent first lien positions	79	82	82

Other data
On-line clients / household penetration	828,047/41%	768,106/39%	623,039/33%
KeyCenters	903	906	911
Automated teller machines	2,172	2,167	2,179

     Net income for Consumer Banking was $109 million for the first quarter of 2004, representing a $9 million increase from the year-ago quarter. The increase was attributable to a significant reduction in the provision for loan losses and growth in noninterest income. The positive effects of these factors were offset in part by a decrease in taxable-equivalent net interest income and an increase in noninterest expense.

     Taxable-equivalent net interest income decreased by $8 million, or 2%, from the first quarter of 2003, due largely to a less favorable interest rate spread on deposits and a decline in yield-related loan fees resulting from our efforts to exit the automobile leasing business. The adverse effects of these factors were moderated by a more favorable interest rate spread on earning assets, and increases in average loans and core deposits.

     Noninterest income increased by $8 million, or 7%, due largely to a $13 million reduction in net losses incurred on the residual values of leased vehicles and a $10 million increase in net gains from the sales of loans (primarily those in the home equity portfolio), both in the Consumer Finance line of business. These improvements were offset in part by a $7 million reduction in service charges

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

on deposit accounts (primarily those generated in the Retail Banking line of business), which resulted from lower overdraft and maintenance fees. Maintenance fees were lower because a higher proportion of Key’s clients have elected to use Key’s free checking products.

     Noninterest expense rose by $4 million, or 1%, from the first quarter of 2003, and the provision for loan losses decreased by $19 million, or 24%, reflecting improved asset quality in each of the Consumer Banking lines of business.

Corporate & Investment Banking

				Percent change 1Q04 vs.
dollars in millions	1Q04	4Q03	1Q03	4Q03	1Q03
Summary of operations
Net interest income (TE)	$247	$254	$251	(2.8)%	(1.6)%
Noninterest income	122	148	112	(17.6)	8.9

Total revenue (TE)	369	402	363	(8.2)	1.7
Provision for loan losses	21	49	50	(57.1)	(58.0)
Noninterest expense	165	183	161	(9.8)	2.5

Income before income taxes (TE)	183	170	152	7.6	20.4
Allocated income taxes and TE adjustments	68	64	57	6.3	19.3

Net income	$115	$106	$95	8.5	21.1

Percent of consolidated net income	46%	45%	44%	N/A	N/A
Average balances
Loans	$27,222	$27,421	$28,244	(.7)%	(3.6)%
Total assets	32,077	31,951	32,695	.4	(1.9)
Deposits	4,842	4,780	4,000	1.3	21.1

TE = Taxable Equivalent, N/A = Not Applicable

     Net income for Corporate and Investment Banking was $115 million for the first quarter of 2004, up from $95 million for the same period last year. A significant reduction in the provision for loan losses and an increase in noninterest income drove the improvement, and more than offset a decrease in taxable-equivalent net interest income and a slight increase in noninterest expense.

     Taxable-equivalent net interest income decreased by $4 million, or 2%, from the first quarter of 2003, due primarily to a less favorable interest rate spread on deposits and other funding sources, and a decrease in average loans outstanding. The adverse effects of these factors were offset in part by a more favorable interest rate spread on earning assets and growth in average deposits.

     During the same period, noninterest income increased by $10 million, or 9%, due largely to an aggregate $6 million increase in letter of credit and non-yield-related loan fees in the KeyBank Real Estate Capital and Corporate Banking lines of business.

     Noninterest expense rose by $4 million, or 2%, due primarily to a $6 million increase in personnel expense. This increase was partially offset by a $3 million reduction in professional fees.

     The provision for loan losses decreased by $29 million, or 58%, as a result of improved asset quality, primarily in the Corporate Banking line of business.

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Investment Management Services

				Percent change 1Q04 vs.
dollars in millions	1Q04	4Q03	1Q03	4Q03	1Q03
Summary of operations
Net interest income (TE)	$60	$61	$59	(1.6)%	1.7%
Noninterest income	143	149	127	(4.0)	12.6

Total revenue (TE)	203	210	186	(3.3)	9.1
Provision for loan losses	1	6	2	(83.3)	(50.0)
Noninterest expense	152	161	159	(5.6)	(4.4)

Income before income taxes (TE)	50	43	25	16.3	100.0
Allocated income taxes and TE adjustments	18	16	9	12.5	100.0

Net income	$32	$27	$16	18.5	100.0

Percent of consolidated net income	13%	12%	7%	N/A	N/A
Average balances
Loans	$5,154	$5,151	$4,957	.1%	4.0%
Total assets	6,137	6,144	5,850	(.1)	4.9
Deposits	6,917	6,779	5,214	2.0	32.7

TE = Taxable Equivalent, N/A = Not Applicable

Additional Investment Management Services Data
dollars in billions	1Q04	4Q03	1Q03
Assets under management	$69.4	$68.7	$60.8
Nonmanaged and brokerage assets	67.1	66.4	57.9

     Net income for Investment Management Services was $32 million for the first quarter of 2004, up from $16 million for the first quarter of last year. The increase was due primarily to growth in noninterest income and a reduction in noninterest expense.

     Taxable-equivalent net interest income rose by $1 million, or 2%, from the first quarter of 2003, due primarily to strong growth in average core deposits. The positive effect of this growth was moderated, however, by a less favorable interest rate spread on deposits and other funding sources.

     Noninterest income rose by $16 million, or 13%, due to a $15 million increase in income from trust and investment services. This growth was attributable primarily to a rise in the market value of assets under management and a higher level of brokerage commissions, both of which reflected improvements in the equity markets. In addition, trust and investment services income benefited from the implementation of various pricing initiatives and the acquisition of Newbridge Partners, both of which occurred during 2003. Higher income from investment banking activities also contributed to the growth in noninterest income.

     Noninterest expense decreased by $7 million, or 4%, due primarily to lower indirect operations and technology charges.

Other Segments

     Other segments consist primarily of Treasury and principal investing. These segments generated net income of $7 million for both the first quarter of 2004 and the first quarter of 2003. A $13 million improvement in principal investing results was offset by a decrease in taxable-equivalent net interest income; net losses from the sales of securities, compared with net gains recorded a year-ago; and an increase in noninterest expense.

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Line of Business Descriptions

Consumer Banking

Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans from private schools to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking

Corporate Banking provides an array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include financing, treasury management, investment banking, derivatives and foreign exchange, equity and debt trading, and syndicated finance.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services

Investment Management Services includes Victory Capital Management and McDonald Financial Group.

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 903 KeyCenters and offices; a network of 2,172 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Thursday, April 15, 2004. A tape of the call will be available through April 22.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to recover which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	3-31-04	12-31-03	3-31-03
Summary of operations
Net interest income (TE)	$685	$693	$703
Noninterest income	431	466	397

Total revenue (TE)	1,116	1,159	1,100
Provision for loan losses	81	123	130
Noninterest expense	659	698	657
Net income	250	234	217

Per common share
Net income	$.60	$.56	$.51
Net income — assuming dilution	.59	.55	.51
Cash dividends paid	.31	.305	.305
Book value at period end	16.98	16.73	16.32
Market price at period end	30.29	29.32	22.56

Performance ratios
Return on average total assets	1.19%	1.11%	1.05%
Return on average equity	14.47	13.37	12.91
Net interest margin (TE)	3.74	3.78	3.86

Capital ratios at period end
Equity to assets	8.29%	8.25%	7.98%
Tangible equity to tangible assets	6.98	6.94	6.71
Tier 1 risk-based capital [a]	7.97	8.35	7.86
Total risk-based capital [a]	12.04	12.57	12.18
Leverage [a]	8.45	8.55	8.13

Asset quality
Net loan charge-offs	$111	$123	$161
Net loan charge-offs to average loans	.71%	.78%	1.04%
Allowance for loan losses	$1,306	$1,406	$1,421
Allowance for loan losses to period-end loans	2.09%	2.24%	2.27%
Allowance for loan losses to nonperforming loans	222.49	202.59	157.19
Nonperforming loans at period end	$587	$694	$904
Nonperforming assets at period end	670	753	968
Nonperforming loans to period-end loans	.94%	1.11%	1.44%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.07	1.20	1.54

Other data
Average full-time equivalent employees	19,585	19,618	20,447
KeyCenters	903	906	911

Taxable-equivalent adjustment	$24	$22	$22

(a) 3-31-04 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Consolidated Balance Sheets
(dollars in millions)

	3-31-04	12-31-03	3-31-03
Assets
Loans	$62,513	$62,711	$62,719
Investment securities	94	98	132
Securities available for sale	7,463	7,638	8,455
Short-term investments	2,042	1,604	2,837
Other investments	1,157	1,092	970

Total earning assets	73,269	73,143	75,113
Allowance for loan losses	(1,306)	(1,406)	(1,421)
Cash and due from banks	2,113	2,712	3,074
Premises and equipment	604	606	623
Goodwill	1,150	1,150	1,142
Other intangible assets	34	37	34
Corporate-owned life insurance	2,528	2,512	2,442
Accrued income and other assets	6,056	5,733	5,483

Total assets	$84,448	$84,487	$86,490

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$19,120	$18,947	$17,356
Savings deposits	2,067	2,083	2,095
Certificates of deposit ($100,000 or more)	4,850	4,891	4,667
Other time deposits	10,834	11,008	11,620

Total interest-bearing	36,871	36,929	35,738
Noninterest-bearing	10,826	11,175	10,811
Deposits in foreign office — interest-bearing	2,234	2,754	3,906

Total deposits	49,931	50,858	50,455
Federal funds purchased and securities sold under repurchase agreements	3,584	2,667	3,721
Bank notes and other short-term borrowings	2,588	2,947	2,551
Accrued expense and other liabilities	6,013	5,752	5,346
Long-term debt	15,333	15,294	16,269
Capital securities of subsidiary trusts	—	—	1,250

Total liabilities	77,449	77,518	79,592
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,459	1,448	1,449
Retained earnings	6,960	6,838	6,536
Treasury stock	(1,966)	(1,801)	(1,621)
Accumulated other comprehensive income (loss)	54	(8)	42

Total shareholders’ equity	6,999	6,969	6,898

Total liabilities and shareholders’ equity	$84,448	$84,487	$86,490

Common shares outstanding (000)	412,153	416,494	422,780

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended
	3-31-04	12-31-03	3-31-03
Interest income
Loans	$833	$856	$904
Taxable investment securities	—	1	—
Tax-exempt investment securities	1	1	2
Securities available for sale	88	82	101
Short-term investments	9	8	8
Other investments	8	8	6

Total interest income	939	956	1,021
Interest expense
Deposits	161	164	188
Federal funds purchased and securities sold under repurchase agreements	10	9	14
Bank notes and other short-term borrowings	12	14	18
Long-term debt, including capital securities	95	98	120

Total interest expense	278	285	340

Net interest income	661	671	681
Provision for loan losses	81	123	130

	580	548	551
Noninterest income
Trust and investment services income	146	147	132
Service charges on deposit accounts	84	88	92
Investment banking and capital markets income	41	51	34
Letter of credit and loan fees	37	49	31
Corporate-owned life insurance income	27	33	27
Net gains from loan securitizations and sales	25	22	15
Electronic banking fees	18	19	19
Net securities gains	—	2	4
Other income	53	55	43

Total noninterest income	431	466	397
Noninterest expense
Personnel	373	379	363
Net occupancy	58	57	59
Computer processing	44	47	44
Equipment	31	32	32
Marketing	23	32	25
Professional fees	25	32	25
Other expense	105	119	109

Total noninterest expense	659	698	657

Income before income taxes	352	316	291
Income taxes	102	82	74

Net income	$250	$234	$217

Net income per common share	$.60	$.56	$.51
Net income per common share — assuming dilution	.59	.55	.51
Weighted-average common shares outstanding (000)	416,680	420,043	425,275
Weighted-average common shares and potential common shares outstanding (000)	421,572	423,752	428,090

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	First Quarter 2004			Fourth Quarter 2003			First Quarter 2003
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$17,037	$190	4.50%	$16,847	$198	4.69%	$17,221	$206	4.86%
Real estate — commercial mortgage	5,750	72	5.00	5,812	76	5.21	6,034	82	5.49
Real estate — construction	4,856	58	4.79	5,138	68	5.22	5,683	72	5.16
Commercial lease financing	8,536	127	5.96	8,172	122	5.95	7,790	123	6.30

Total commercial loans	36,179	447	4.96	35,969	464	5.14	36,728	483	5.31
Real estate — residential	1,589	25	6.21	1,639	25	6.32	1,904	32	6.66
Home equity	14,963	210	5.64	14,999	209	5.54	14,005	217	6.29
Consumer — direct	2,083	40	7.69	2,138	38	7.12	2,129	40	7.68
Consumer — indirect lease financing	266	6	9.72	350	9	9.65	772	18	9.40
Consumer — indirect other	5,389	105	7.79	5,116	106	8.16	4,917	107	8.74

Total consumer loans	24,290	386	6.37	24,242	387	6.34	23,727	414	7.05
Loans held for sale	2,327	23	4.07	2,353	26	4.47	2,390	28	4.70

Total loans	62,796	856	5.47	62,564	877	5.58	62,845	925	5.95
Taxable investment securities	17	—	4.36	17	1	4.35	2	—	8.43
Tax-exempt investment securities [a]	79	2	9.71	85	2	9.75	125	3	8.89

Total investment securities	96	2	8.79	102	3	8.88	127	3	8.88
Securities available for sale [a,c]	7,516	88	4.70	7,474	82	4.39	7,790	101	5.21
Short-term investments	1,859	9	1.95	1,855	8	1.73	1,706	8	1.87
Other investments [c]	1,114	8	2.78	1,118	8	2.70	956	6	2.46

Total earning assets	73,381	963	5.27	73,113	978	5.32	73,424	1,043	5.73
Allowance for loan losses	(1,378)			(1,398)			(1,438)
Accrued income and other assets	12,522			12,285			11,928

Total assets	$84,525			$84,000			$83,914

Liabilities
NOW and money market deposit accounts	$18,882	29	.61	$18,760	31	.65	$16,747	42	1.03
Savings deposits	2,052	1	.23	2,069	2	.39	2,043	3	.60
Certificates of deposit ($100,000 or more) [d]	4,883	46	3.81	4,886	45	3.77	4,654	48	4.20
Other time deposits	10,957	80	2.96	11,023	81	2.91	11,799	90	3.09
Deposits in foreign office	2,167	5	.97	1,750	5	.96	1,719	5	1.24

Total interest-bearing deposits	38,941	161	1.67	38,488	164	1.69	36,962	188	2.07
Federal funds purchased and securities sold under repurchase agreements	4,068	10	.96	3,953	9	.93	4,800	14	1.19
Bank notes and other short-term borrowings	2,603	12	1.81	2,698	14	1.92	2,801	18	2.65
Long-term debt, including capital securities [d]	15,229	95	2.63	15,214	98	2.64	17,279	120	2.90

Total interest-bearing liabilities	60,841	278	1.86	60,353	285	1.89	61,842	340	2.25

Noninterest-bearing deposits	10,660			10,904			9,788
Accrued expense and other liabilities	6,077			5,797			5,465

Total liabilities	77,578			77,054			77,095
Shareholders’ equity	6,947			6,946			6,819

Total liabilities and shareholders’ equity	$84,525			$84,000			$83,914

Interest rate spread (TE)			3.41%			3.43%			3.48%

Net interest income (TE) and net interest margin (TE)		685	3.74%		693	3.78%		703	3.86%

TE adjustment [a]		24			22			22

Net interest income, GAAP basis		$661			$671			$681

Capital securities	—	—		—	—		$1,254	$18

(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = Accounting Principles Generally Accepted in the United States

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Noninterest Income
(in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Trust and investment services income[a]	$146	$147	$132
Service charges on deposit accounts	84	88	92
Investment banking and capital markets income[a]	41	51	34
Letter of credit and loan fees	37	49	31
Corporate-owned life insurance income	27	33	27
Net gains from loan securitizations and sales	25	22	15
Electronic banking fees	18	19	19
Net securities gains	—	2	4
Other income:
Insurance income	11	12	13
Loan securitization servicing fees	1	1	2
Credit card fees	3	3	3
Miscellaneous income	38	39	25

Total other income	53	55	43

Total noninterest income	$431	$466	$397

(a) Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Brokerage commission income	$50	$50	$47
Personal asset management and custody fees	42	45	35
Institutional asset management and custody fees	9	9	11
Bond services	11	10	9
All other fees	34	33	30

Total trust and investment services income	$146	$147	$132

Investment Banking and Capital Markets Income
(in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Investment banking income	$24	$39	$22
Net gains (losses) from principal investing	10	8	(3)
Foreign exchange income	12	11	7
Dealer trading and derivatives income (loss)	(5)	(7)	8

Total investment banking and capital markets income	$41	$51	$34

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Noninterest Expense
(dollars in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Personnel [a]	$373	$379	$363
Net occupancy	58	57	59
Computer processing	44	47	44
Equipment	31	32	32
Marketing	23	32	25
Professional fees	25	32	25
Other expense:
Postage and delivery	13	14	15
Telecommunications	7	8	8
Equity- and gross receipts-based taxes	(7)	5	5
OREO expense, net	4	6	1
Miscellaneous expense	88	86	80

Total other expense	105	119	109

Total noninterest expense	$659	$698	$657

Average full-time equivalent employees	19,585	19,618	20,447

(a) Additional detail provided in table below.

Personnel Expense
(in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Salaries	$209	$211	$218
Incentive compensation	85	94	64
Employee benefits	71	57	72
Stock-based compensation	7	8	4
Severance	1	9	5

Total personnel expense	$373	$379	$363

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Loan Composition
(in millions)

				Percent change 3-31-04 vs.
	3-31-04	12-31-03	3-31-03	12-31-03	3-31-03
Commercial, financial and agricultural	$17,058	$17,012	$17,292	.3%	(1.4)%
Commercial real estate:
Commercial mortgage	5,802	5,677	6,029	2.2	(3.8)
Construction	4,777	4,978	5,437	(4.0)	(12.1)

Total commercial real estate loans	10,579	10,655	11,466	(.7)	(7.7)
Commercial lease financing	8,705	8,522	7,848	2.1	10.9

Total commercial loans	36,342	36,189	36,606	.4	(.7)
Real estate — residential mortgage	1,585	1,613	1,862	(1.7)	(14.9)
Home equity	14,483	15,038	14,144	(3.7)	2.4
Consumer — direct	2,050	2,119	2,100	(3.3)	(2.4)
Consumer — indirect:
Automobile lease financing	227	305	680	(25.6)	(66.6)
Automobile loans	1,968	2,025	2,127	(2.8)	(7.5)
Marine	2,541	2,506	2,197	1.4	15.7
Other	884	542	619	63.1	42.8

Total consumer — indirect loans	5,620	5,378	5,623	4.5	(.1)

Total consumer loans	23,738	24,148	23,729	(1.7)	—
Loans held for sale:
Real estate — commercial mortgage	277	154	237	79.9	16.9
Real estate — residential mortgage	20	18	32	11.1	(37.5)
Commercial, financial & agricultural	6	—	—	N/M	N/M
Education	2,130	2,202	2,115	(3.3)	.7

Total loans held for sale	2,433	2,374	2,384	2.5	2.1

Total loans	$62,513	$62,711	$62,719	(.3)	(.3)

N/M = Not Meaningful

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended
	3-31-04	12-31-03	3-31-03
Average loans outstanding during the period	$62,796	$62,564	$62,845

Allowance for loan losses at beginning of period	$1,406	$1,405	$1,452
Loans charged off:
Commercial, financial and agricultural	52	59	87

Real estate — commercial mortgage	8	3	11
Real estate — construction	—	2	4

Total commercial real estate loans	8	5	15
Commercial lease financing	10	15	12

Total commercial loans	70	79	114
Real estate — residential mortgage	2	5	2
Home equity	17	16	14
Consumer — direct	12	10	12
Consumer — indirect lease financing	3	3	5
Consumer — indirect other	45	37	43

Total consumer loans	79	71	76

	149	150	190
Recoveries:
Commercial, financial and agricultural	13	9	6

Real estate — commercial mortgage	1	1	5
Real estate — construction	—	—	3

Total commercial real estate loans	1	1	8
Commercial lease financing	3	2	1

Total commercial loans	17	12	15
Home equity	1	1	1
Consumer — direct	2	2	2
Consumer — indirect lease financing	1	1	1
Consumer — indirect other	17	11	10

Total consumer loans	21	15	14

	38	27	29

Net loans charged off	(111)	(123)	(161)
Provision for loan losses	81	123	130
Reclassification of allowance for credit losses on lending-related commitments[a]	(70)	—	—
Foreign currency translation adjustment	—	1	—

Allowance for loan losses at end of period	$1,306	$1,406	$1,421

Net loan charge-offs to average loans	.71%	.78%	1.04%
Allowance for loan losses to period-end loans	2.09	2.24	2.27
Allowance for loan losses to nonperforming loans	222.49	202.59	157.19

(a) Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	3-31-04	12-31-03	9-30-03	6-30-03	3-31-03
Commercial, financial and agricultural	$191	$252	$345	$361	$381

Real estate — commercial mortgage	72	85	89	143	165
Real estate — construction	12	25	38	22	37

Total commercial real estate loans	84	110	127	165	202
Commercial lease financing	84	103	108	92	91

Total commercial loans	359	465	580	618	674
Real estate — residential mortgage	39	39	36	38	39
Home equity	161	153	151	152	154
Consumer — direct	10	14	12	13	13
Consumer — indirect lease financing	2	3	3	4	5
Consumer — indirect other	16	20	13	12	19

Total consumer loans	228	229	215	219	230

Total nonperforming loans	587	694	795	837	904

OREO	76	61	69	60	62
Allowance for OREO losses	(5)	(4)	(4)	(3)	(3)

OREO, net of allowance	71	57	65	57	59
Other nonperforming assets	12	2	2	3	5

Total nonperforming assets	$670	$753	$862	$897	$968

Accruing loans past due 90 days or more	$127	$152	$165	$172	$207
Accruing loans past due 30 through 89 days	559	613	710	731	721
Nonperforming loans to period-end loans	.94%	1.11%	1.27%	1.32%	1.44%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.07	1.20	1.37	1.42	1.54

Summary of Changes in Nonperforming Loans
(in millions)

	1Q04	4Q03	3Q03	2Q03	1Q03
Balance at beginning of period	$694	$795	$837	$904	$943
Loans placed on nonaccrual status	145	111	240	168	237
Charge-offs	(111)	(123)	(123)	(141)	(161)
Loans sold	(58)	(40)	(73)	(42)	(23)
Payments	(56)	(46)	(73)	(26)	(58)
Transfers to OREO	(11)	—	(6)	(1)	(19)
Loans returned to accrual status	(16)	(3)	(7)	(25)	(15)

Balance at end of period	$587	$694	$795	$837	$904

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 1Q04 vs.
	1Q04	4Q03	3Q03	2Q03	1Q03	4Q03	1Q03
Summary of operations
Total revenue (TE)	$572	$576	$600	$585	$572	(.7)%	—%
Provision for loan losses	59	68	70	65	78	(13.2)	(24.4)
Noninterest expense	338	356	358	358	334	(5.1)	1.2
Net income	109	95	107	102	100	14.7	9.0
Average loans	29,736	29,244	29,180	28,962	28,576	1.7	4.1
Average deposits	34,739	35,003	35,053	34,828	34,401	(.8)	1.0
Net loan charge-offs	71	68	70	64	78	4.4	(9.0)
Return on average allocated equity	21.22%	18.31%	20.49%	19.93%	20.09%	N/A	N/A
Average full-time equivalent employees	8,385	8,291	8,496	8,436	8,512	1.1	(1.5)

Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$312	$325	$330	$333	$329	(4.0)%	(5.2)%
Provision for loan losses	15	14	14	15	16	7.1	(6.3)
Noninterest expense	202	210	213	214	202	(3.8)	—
Net income	60	63	64	65	70	(4.8)	(14.3)
Average loans	10,389	10,280	10,194	9,839	9,570	1.1	8.6
Average deposits	29,793	29,894	30,051	30,181	29,929	(.3)	(.5)
Net loan charge-offs	15	14	14	15	16	7.1	(6.3)
Return on average allocated equity	40.42%	41.80%	42.46%	43.82%	48.04%	N/A	N/A
Average full-time equivalent employees	6,094	6,021	6,212	6,142	6,200	1.2	(1.7)

Small Business
Total revenue (TE)	$91	$97	$96	$97	$94	(6.2)%	(3.2)%
Provision for loan losses	13	16	17	17	17	(18.8)	(23.5)
Noninterest expense	49	51	51	52	47	(3.9)	4.3
Net income	18	19	18	17	18	(5.3)	—
Average loans	4,424	4,437	4,486	4,526	4,517	(.3)	(2.1)
Average deposits	4,582	4,731	4,618	4,312	4,119	(3.1)	11.2
Net loan charge-offs	14	16	17	17	17	(12.5)	(17.6)
Return on average allocated equity	19.05%	19.78%	18.74%	18.23%	19.95%	N/A	N/A
Average full-time equivalent employees	415	379	382	379	360	9.5	15.3

Consumer Finance
Total revenue (TE)	$169	$154	$174	$155	$149	9.7%	13.4%
Provision for loan losses	31	38	39	33	45	(18.4)	(31.1)
Noninterest expense	87	95	94	92	85	(8.4)	2.4
Net income	31	13	25	20	12	138.5	158.3
Average loans	14,923	14,527	14,500	14,597	14,489	2.7	3.0
Average deposits	364	378	384	335	353	(3.7)	3.1
Net loan charge-offs	42	38	39	32	45	10.5	(6.7)
Return on average allocated equity	11.45%	4.78%	9.07%	7.40%	4.58%	N/A	N/A
Average full-time equivalent employees	1,876	1,891	1,902	1,915	1,952	(.8)	(3.9)

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 1Q04 vs.
	1Q04	4Q03	3Q03	2Q03	1Q03	4Q03	1Q03
Summary of operations
Total revenue (TE)	$369	$402	$370	$378	$363	(8.2)%	1.7%
Provision for loan losses	21	49	48	56	50	(57.1)	(58.0)
Noninterest expense	165	183	175	174	161	(9.8)	2.5
Net income	115	106	92	92	95	8.5	21.1
Average loans	27,222	27,421	27,904	28,039	28,244	(.7)	(3.6)
Average deposits	4,842	4,780	4,566	4,097	4,000	1.3	21.1
Net loan charge-offs	39	49	48	73	79	(20.4)	(50.6)
Return on average allocated equity	15.41%	13.92%	12.01%	12.06%	12.72%	N/A	N/A
Average full-time equivalent employees	2,463	2,480	2,485	2,438	2,464	(.7)	—

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$192	$207	$202	$203	$203	(7.2)%	(5.4)%
Provision for loan losses	15	37	43	50	42	(59.5)	(64.3)
Noninterest expense	106	115	110	108	104	(7.8)	1.9
Net income	46	34	30	27	36	35.3	27.8
Average loans	12,213	12,372	12,816	12,876	13,086	(1.3)	(6.7)
Average deposits	3,701	3,655	3,576	3,212	3,195	1.3	15.8
Net loan charge-offs	31	37	43	67	71	(16.2)	(56.3)
Return on average allocated equity	11.77%	8.45%	7.25%	6.44%	8.60%	N/A	N/A
Average full-time equivalent employees	1,182	1,192	1,177	1,145	1,194	(.8)	(1.0)

KeyBank Real Estate Capital
Total revenue (TE)	$89	$117	$99	$101	$87	(23.9)%	2.3%
Provision for loan losses	1	4	—	(3)	1	(75.0)	—
Noninterest expense	36	43	41	40	34	(16.3)	5.9
Net income	32	44	37	40	33	(27.3)	(3.0)
Average loans	7,628	8,062	8,260	8,399	8,531	(5.4)	(10.6)
Average deposits	1,127	1,111	976	872	793	1.4	42.1
Net loan charge-offs (recoveries)	2	4	—	(3)	1	(50.0)	100.0
Return on average allocated equity	13.71%	18.30%	15.82%	17.55%	15.24%	N/A	N/A
Average full-time equivalent employees	668	673	688	681	664	(.7)	.6

Key Equipment Finance
Total revenue (TE)	$88	$78	$69	$74	$73	12.8%	20.5%
Provision for loan losses	5	8	5	9	7	(37.5)	(28.6)
Noninterest expense	23	25	24	26	23	(8.0)	—
Net income	37	28	25	25	26	32.1	42.3
Average loans	7,381	6,987	6,828	6,764	6,627	5.6	11.4
Average deposits	14	14	14	13	12	—	16.7
Net loan charge-offs	6	8	5	9	7	(25.0)	(14.3)
Return on average allocated equity	30.37%	23.59%	21.15%	21.66%	23.28%	N/A	N/A
Average full-time equivalent employees	613	615	620	612	606	(.3)	1.2

KeyCorp Reports First Quarter 2004 Earnings
April 15, 2004

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 1Q04 vs.
	1Q04	4Q03	3Q03	2Q03	1Q03	4Q03	1Q03
Summary of operations
Total revenue (TE)	$203	$210	$199	$187	$186	(3.3)%	9.1%
Provision for loan losses	1	6	5	4	2	(83.3)	(50.0)
Noninterest expense	152	161	163	159	159	(5.6)	(4.4)
Net income	32	27	20	15	16	18.5	100.0
Average loans	5,154	5,151	5,100	5,031	4,957	.1	4.0
Average deposits	6,917	6,779	6,382	5,939	5,214	2.0	32.7
Net loan charge-offs	1	6	5	4	4	(83.3)	(75.0)
Return on average allocated equity	21.67%	18.19%	13.87%	10.78%	11.44%	N/A	N/A
Average full-time equivalent employees	2,642	2,712	2,780	2,849	2,955	(2.6)	(10.6)

N/A = Not Applicable
TE = Taxable Equivalent